Table of Contents

EXHIBIT 32.1

Certification of Principal Executive Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Cyclacel Pharmaceuticals, Inc. (the ‘‘Company’’) hereby certifies, to such officer’s knowledge, that:

(i)    the accompanying Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2008 (the ‘‘Report’’) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 9, 2008	/s/ Spiro Rombotis
Spiro Rombotis
President and Chief Executive Officer (Principal Executive Officer)